UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 11, 2023

 IEH Corporation

(Exact Name of Registrant as Specified in Charter)

New York	0-5278	13-5549348
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 58th Street, Suite 8E

Brooklyn, New York 11220

(Address of Principal Executive Offices, and Zip Code)

(718) 492-4440

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	IEHC	OTC Pink Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 11, 2023, the Board met via conference telephone call and elected Mr. Brian Glenn to the Board of Directors to fill a newly created directorship previously authorized by the Board. Mr. Glenn will serve for an initial term expiring at the Company’s next annual meeting to be held and until his successor has been elected and qualified, or until his earlier resignation or removal. Mr. Glenn was designated as a Class II Director. The Board has determined that Mr. Glenn is an “independent director” in accordance with the listing standards of the OTC Pink Market. The Board also appointed Mr. Glenn to its Audit Committee. The Board also authorized designating Mr. Gottlieb to transfer from the Audit Committee to the Board’s Compensation Committee.

As of the date of this report, neither Mr. Glenn, nor any of his immediate family members, is a party, either directly or indirectly, to any transaction that would be required to be reported pursuant to Item 404(a) of Regulation S-K. Mr. Glenn will be compensated consistent with the Company’s compensation programs for non-employee directors as previously disclosed in the Company’s definitive proxy statement dated November 23, 2020, as amended.

After receiving his MBA from Massachusetts Institute of Technology’s Sloan School of Management, Mr. Glenn joined W.R. Huff Asset Management, an alternative investment management firm that employed a rigorous, primary research process managing concentrated investment strategies across the capital structure. He helped steer investments in public equities, high-yield bonds, and leveraged loans. During his 10 years with the firm, Mr. Glenn also earned direct responsibilities within the firm’s private equity funds, working on businesses that operated in the food, media, real estate, and energy industries. He served in director and officer capacities for certain of these entities and helped execute capital investment programs, financial reporting, business development, recapitalizations, and joint ventures.

In 2018, Mr. Glenn then founded Olcott Square Investment Partners, an investment firm with a focus on small and micro capitalization companies that demonstrate durable advantages and secular growth prospects. In 2023, Mr. Glenn merged the operations of Olcott Square Investment Partners into Premier Path Wealth Partners, a newly-formed independent SEC-registered investment advisory firm in Madison, New Jersey managing more than $700 million in assets on behalf of business owners, high net worth families, trusts, and charities. Mr. Glenn currently serves as the Director of Investments for Premier Path Wealth Partners. He holds the Chartered Financial Analyst designation and is a member of CFA Society New York.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is attached to this Current Report on Form 8-K:

Exhibit Number	Exhibit Title or Description
99.1	Press Release dated October 16, 2023

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IEH Corporation

By: /s/ Dave Offerman

Name: Dave Offerman

Title: Chairman of the Board, President and Chief Executive Officer

Date: October 16, 2023